================================================================================





                             CLEAN HARBORS, INC.

                         ___% Senior Notes Due 2004



                           _______________________



                                  INDENTURE


                          Dated as of July __, 1994



                           _______________________




                    [                         ], Trustee





================================================================================

                            CROSS-REFERENCE TABLE

TIA Section                                                    Indenture Section
- -----------                                                    -----------------
310     (a)(1)...........................................               7.10
        (a)(2)...........................................               7.10
        (a)(3)...........................................               N.A.
        (a)(4)...........................................               N.A.
        (b)..............................................         7.08; 7.10
        (c)..............................................               N.A.
311     (a)..............................................               7.11
        (b)..............................................               7.11
        (c)..............................................               N.A.
312     (a)..............................................               2.05
        (b)..............................................              11.03
        (c)..............................................              11.03
313     (a)..............................................               7.06
        (b)(1)...........................................               N.A.
        (b)(2)...........................................               7.06
        (c)..............................................              11.02
        (d)..............................................               7.06
314     (a)..............................................  4.02; 4.16; 11.02
        (b)..............................................               N.A.
        (c)(1)...........................................              11.04
        (c)(2)...........................................              11.04
        (c)(3)...........................................               N.A.
        (d)..............................................               N.A.
        (e)..............................................              11.05
        (f)..............................................               4.18
315     (a)..............................................               7.01
        (b)..............................................        7.05; 11.02
        (c)..............................................               7.01
        (d)..............................................               7.01
        (e)..............................................               6.11
316     (a) (last sentence)..............................              11.06
        (a)(1)(A)........................................               6.05
        (a)(1)(B)........................................               6.04
        (a)(2)...........................................               N.A.
        (b)..............................................               6.07
317     (a)(1)...........................................               6.08
        (a)(2)...........................................               6.09
        (b)..............................................               2.04
318     (a)..............................................              11.01

N.A. means Not Applicable

_____________________

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - Definitions and Incorporation by Reference......................   1
            ------------------------------------------
     SECTION 1.01    Definitions............................................   1
                     -----------
     SECTION 1.02    Other Definitions......................................  12
                     -----------------
     SECTION 1.03    Incorporation by Reference of Trust Indenture Act......  13
                     -------------------------------------------------
     SECTION 1.04    Rules of Construction..................................  13
                     ---------------------

ARTICLE 2 - The Securities..................................................  14
            --------------
     SECTION 2.01    Form and Dating........................................  14
                     ---------------
     SECTION 2.02    Execution and Authentication...........................  15
                     ----------------------------
     SECTION 2.03    Registrar and Paying Agent.............................  15
                     --------------------------
     SECTION 2.04    Paying Agent to Hold Money in Trust....................  16
                     -----------------------------------
     SECTION 2.05    Securityholder Lists...................................  16
                     --------------------
     SECTION 2.06    Transfer and Exchange..................................  16
                     ---------------------
     SECTION 2.07    Replacement Securities.................................  17
                     ----------------------
     SECTION 2.08    Outstanding Securities.................................  17
                     ----------------------
     SECTION 2.09    Temporary Securities...................................  18
                     --------------------
     SECTION 2.10    Cancellation...........................................  18
                     ------------
     SECTION 2.11    Defaulted Interest.....................................  18
                     ------------------

ARTICLE 3 - Redemption......................................................  18
            ----------
     SECTION 3.01    Notices to Trustee.....................................  18
                     ------------------
     SECTION 3.02    Selection of Securities to be Redeemed.................  19
                     --------------------------------------
     SECTION 3.03    Notice of Redemption...................................  19
                     --------------------
     SECTION 3.04    Effect of Notice of Redemption.........................  20
                     ------------------------------
     SECTION 3.05    Deposit of Redemption Price............................  20
                     ---------------------------
     SECTION 3.06    Securities Redeemed in Part............................  20
                     ---------------------------

ARTICLE 4 - Covenants.......................................................  21
            ---------
     SECTION 4.01    Payment of Securities..................................  21
                     ---------------------
     SECTION 4.02    SEC Reports............................................  21
                     -----------
     SECTION 4.03    Limitation on Debt.....................................  21
                     ------------------
     SECTION 4.04    Limitation on Subsidiary Debt and Preferred Stock......  23
                     -------------------------------------------------
     SECTION 4.05    Limitation on Liens....................................  24
                     -------------------
     SECTION 4.06    Limitation on Sale/Leaseback Transactions..............  25
                     -----------------------------------------
     SECTION 4.07    Limitation on Restricted Payments......................  26
                     ---------------------------------
     SECTION 4.08    Limitation on Issuance and Sale of Capital Stock of
                     ---------------------------------------------------
                     Subsidiaries...........................................  28
                     ------------
     SECTION 4.09    Limitation on Restrictions on Distributions from
                     ------------------------------------------------
                     Subsidiaries...........................................  29
                     ------------

                                      (i)

                                                                            Page
                                                                            ----

     SECTION 4.10    Limitation on Sales of Assets and Subsidiary Stock.....  30
                     --------------------------------------------------
     SECTION 4.11    Limitation on Transactions with Affiliates.............  34
                     ------------------------------------------
     SECTION 4.12    Lines of Business......................................  34
                     -----------------
     SECTION 4.13    Compliance Certificate.................................  34
                     ----------------------
     SECTION 4.14    Change of Control......................................  35
                     -----------------
     SECTION 4.15    Additional Subsidiary Guarantees.......................  36
                     --------------------------------
     SECTION 4.16    Corporate Existence....................................  36
                     -------------------
     SECTION 4.17    Further Instruments and Acts...........................  36
                     ----------------------------

ARTICLE 5 - Successor Company...............................................  37
            -----------------
     SECTION 5.01    When Company May Merge or Transfer Assets..............  37
                     -----------------------------------------

ARTICLE 6 - Defaults and Remedies...........................................  38
            ---------------------
     SECTION 6.01    Events of Default......................................  38
                     -----------------
     SECTION 6.02    Acceleration...........................................  40
                     ------------
     SECTION 6.03    Other Remedies.........................................  40
                     --------------
     SECTION 6.04    Waiver of Past Defaults................................  40
                     -----------------------
     SECTION 6.05    Control by Majority....................................  40
                     -------------------
     SECTION 6.06    Limitation on Suits....................................  41
                     -------------------
     SECTION 6.07    Rights of Holders to Receive Payment...................  41
                     ------------------------------------
     SECTION 6.08    Collection Suit by Trustee.............................  41
                     --------------------------
     SECTION 6.09    Trustee May File Proofs of Claim.......................  42
                     --------------------------------
     SECTION 6.10    Priorities.............................................  42
                     ----------
     SECTION 6.11    Undertaking for Costs..................................  42
                     ---------------------
     SECTION 6.12    Waiver of Stay or Extension Laws.......................  42
                     --------------------------------

ARTICLE 7 - Trustee.........................................................  43
            -------
     SECTION 7.01    Duties of Trustee......................................  43
                     -----------------
     SECTION 7.02    Rights of Trustee......................................  44
                     -----------------
     SECTION 7.03    Individual Rights of Trustee...........................  44
                     ----------------------------
     SECTION 7.04    Trustee's Disclaimer...................................  45
                     --------------------
     SECTION 7.05    Notice of Defaults.....................................  45
                     ------------------
     SECTION 7.06    Reports by Trustee to Holders..........................  45
                     -----------------------------
     SECTION 7.07    Compensation and Indemnity.............................  45
                     --------------------------
     SECTION 7.08    Replacement of Trustee.................................  46
                     ----------------------
     SECTION 7.09    Successor Trustee by Merger............................  47
                     ---------------------------
     SECTION 7.10    Eligibility; Disqualification..........................  47
                     -----------------------------
     SECTION 7.11    Preferential Collection of Claims Against Company......  47
                     -------------------------------------------------

ARTICLE 8 - Discharge of Indenture; Defeasance..............................  48
            ----------------------------------
     SECTION 8.01    Discharge of Liability on Securities; Defeasance.......  48
                     ------------------------------------------------
     SECTION 8.02    Conditions to Defeasance...............................  48
                     ------------------------

                                     (ii)

                                                                            Page
                                                                            ----

     SECTION 8.03    Application of Trust Money.............................  50
                     --------------------------
     SECTION 8.04    Repayment to Company...................................  50
                     --------------------
     SECTION 8.05    Indemnity for Government Obligations...................  50
                     ------------------------------------
     SECTION 8.06    Reinstatement..........................................  50
                     -------------

ARTICLE 9 - Amendments......................................................  51
            ----------
     SECTION 9.01    Without Consent of Holders.............................  51
                     --------------------------
     SECTION 9.02    With Consent of Holders................................  52
                     -----------------------
     SECTION 9.03    Compliance with Trust Indenture Act....................  53
                     -----------------------------------
     SECTION 9.04    Revocation and Effect of Consents and Waivers..........  53
                     ---------------------------------------------
     SECTION 9.05    Notation on or Exchange of Securities..................  53
                     -------------------------------------
     SECTION 9.06    Trustee to Sign Amendments.............................  53
                     --------------------------
     SECTION 9.07    Payment for Consent....................................  53
                     -------------------

ARTICLE 10 - Subsidiary Guarantees..........................................  54
             ---------------------
     SECTION 10.01   Unconditional Subsidiary Guarantee.....................  54
                     ----------------------------------
     SECTION 10.02   Limitation of Guarantor Subsidiary's Liability.........  56
                     ----------------------------------------------
     SECTION 10.03   Execution and Delivery of Subsidiary Guarantees........  56
                     -----------------------------------------------
     SECTION 10.04   Addition of Guarantor Subsidiary.......................  57
                     --------------------------------
     SECTION 10.05   Release of the Subsidiary Guarantees...................  57
                     ------------------------------------

ARTICLE 11 - Miscellaneous..................................................  58
             -------------
     SECTION 11.01   Trust Indenture Act Controls...........................  58
                     ----------------------------
     SECTION 11.02   Notices................................................  58
                     -------
     SECTION 11.03   Communication by Holders with Other Holders............  58
                     -------------------------------------------
     SECTION 11.04   Certificate and Opinion as to Conditions Precedent.....  59
                     --------------------------------------------------
     SECTION 11.05   Statements Required in Certificate or Opinion..........  59
                     ---------------------------------------------
     SECTION 11.06   When Securities Disregarded............................  59
                     ---------------------------
     SECTION 11.07   Rules by Trustee, Paying Agent and Registrar...........  60
                     --------------------------------------------
     SECTION 11.08   Legal Holidays.........................................  60
                     --------------
     SECTION 11.09   Governing Law..........................................  60
                     -------------
     SECTION 11.10   No Recourse Against Others.............................  60
                     --------------------------
     SECTION 11.11   Successors.............................................  60
                     ----------
     SECTION 11.12   Multiple Originals.....................................  60
                     ------------------
     SECTION 11.13   Table of Contents; Headings............................  60
                     ---------------------------
     SECTION 11.14   Separability Clause....................................  60
                     -------------------
     SECTION 11.15   Benefits of Indenture..................................  61
                     ---------------------
EXHIBIT A - FORM OF FACE OF SECURITY........................................ A-1

EXHIBIT B - FORM OF SUPPLEMENTAL INDENTURE TO BE
             DELIVERED BY FUTURE GUARANTOR SUBSIDIARIES..................... B-1

                                    (iii)

                                                                            Page
                                                                            ----

EXHIBIT C - FORM OF NOTATION ON
            SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE.................... C-1


                                    (iv)

        INDENTURE dated as of July ___, 1994, between CLEAN HARBORS, INC., a Delaware corporation (the "Company"), the Guarantor Subsidiaries set forth on the signature pages hereof and [_________________], a national banking association, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's ___% Senior Notes Due July __, 2004 (the "Securities"):


           ARTICLE 1 - Definitions and Incorporation by Reference
                       ------------------------------------------

        SECTION 1.01    Definitions.
                        -----------

        "Adjusted EBITDA" means for any period (i) EBITDA for such period minus (ii) for such period, the sum of (A) the net income of CHTC plus (B) taxes, if any, of CHTC, the total interest expense of CHTC, depreciation expense of CHTC, amortization expense of CHTC and all other non-cash charges to the extent included in the calculation of net income of CHTC, in each case determined in accordance with generally accepted accounting principles.

        "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions), including any such disposition by means of a merger, consolidation or similar transaction, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, but excluding the following: (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary,
(ii) a disposition of tangible property or assets which have become obsolete or are otherwise not used or useful, so long as such disposition is at Fair Market Value (as determined by the Board of Directors of the Company in good faith) in the ordinary course of business, (iii) a disposition that constitutes a Restricted Payment, a Sale/Leaseback Transaction, or a Public Offering, in each case so long as effected in accordance with all applicable provisions of this Indenture, and (iv) a disposition of inventory in the ordinary course of business.

        "Attributable Debt" means, in respect of a Sale/Leaseback Transaction, at the date of determination, the present value (discounted at the lower of the interest rate of such Sale/Leaseback Transaction and the interest rate borne by the Bank Revolver at the time, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Bank Debt" means any and all amounts payable under or in respect of the Bank Revolver (or if all the obligations under the Bank Revolver shall be replaced, refinanced or refunded one or more times with obligations under one or more other agreements and the Trustee shall receive notice thereof from time to time from the Company designating such other agreements at any given time as the agreements constituting Bank Debt for purposes of this definition of Bank Debt, the agreements from time to time so designated), as amended and supplemented from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, letters of credit, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

        "Bank Guarantee" means, for any Subsidiary, the Guarantee by such Subsidiary of the Bank Debt and any other Debt or any Subsidiary which Debt, directly or indirectly, Guarantees or secures any Bank Debt.

        "Bank Revolver" means the Amended and Restated Revolving Credit Agreement among the Company and The First National Bank of Boston, National Westminster Bank USA, and USTrust, and The First National Bank of Boston, as agent, as in effect on the date on which the Securities are originally issued.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

        "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock, including any Preferred Stock.

        "Cash Equivalents" means: (i) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof; (ii) Investments in certificates of deposit or Eurodollar deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States or any state thereof and which has a combined capital and surplus of at least $1.0 billion and rated at least A3 by Moody's Investors Service, Inc.; (iii) Investments in repurchase agreements, involving Investments in U.S. Government Obligations or other Cash Equivalents entered into with any bank, trust company or investment bank rated at least A- and A-1 by Standard & Poor's Corporation and at least A3 and P-1 by Moody's Investors Service, Inc.; (iv) Investments in commercial paper maturing not more than 90 days from the date of acquisition thereof and rated at least A-1 by Standard & Poor's Corporation and at least P-1 by Moody's Investors Service, Inc. issued by a corporation (except the Company or an Affiliate of the Company) that is organized under the laws of any state of the United States or the District of Columbia; and (v) Investments in money market accounts or funds substantially all of the assets of which consist of cash or securities of the types described in clauses (i) through (iv) above.

        "Change of Control" means the occurrence of any of the following events:

                        (i) except to the extent caused by the issuance of securities by the Company subsequent to the date on which the Senior Notes were originally issued, the Permitted Holders cease, at any time prior to the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code) of Alan McKim, to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least 20% in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                        (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the
                                                  --------  -------

        Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as so defined), directly or indirectly, a majority of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

                        (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of at least 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

        "Company" means the party named as such in the caption of this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has
          --------  -------
issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt refinanced, refunded, exchanged or otherwise discharged with the proceeds of such new Debt as if any such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary refinanced, refunded, exchanged or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale), and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto (including the issuance of any Debt), and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

        "Consolidated Interest Expense" means, for any period, the aggregate total interest expense of the Company and its consolidated Subsidiaries determined in accordance with generally accepted accounting principles, including (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs under Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with investments in discontinued operations and (ix) interest actually paid by the Company or any of its consolidated subsidiaries under any Guarantee of Debt or other obligation of any other person.

        "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its consolidated Subsidiaries, determined in accordance with generally accepted accounting principles; provided, however,
                                                          --------  -------
that there shall not be included in such Consolidated Net Income: (i) any net income of any person if such person is not a

Subsidiary, except that (A) the Company's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income; (ii) any net income of any person acquired by the Company or a Subsidiary in a pooling of interest transaction for any period prior to the date of such acquisition; (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any person; and (v) the cumulative effect of a change in accounting principles.

        "Consolidated Net Tangible Assets" of any person means the total assets of such person and its consolidated subsidiaries after deducting therefrom all intangible assets, current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and minority interests, if any, in any assets of such person's subsidiaries.

        "Consolidated Net Worth" of any person means the total of the amounts shown on the balance sheet of such person and its consolidated subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, as of the end of the most recent fiscal quarter of such person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit, (B) any amounts attributable to Redeemable Stock and (C) any amounts attributable to Exchangeable Stock.

        "Debt" of any person means, without duplication: (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) which are the functional equivalent of commercial surety or fidelity bonds and not issued in connection with the borrowing of money or entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (but excluding any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person or is otherwise its legal liability), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other non-cash charges (excluding any non-cash charge which requires an accrual of or a reserve for cash charges for any future period), and (vi) without duplication, cash and non-cash charges associated with the early extinguishment of debt incurred in connection with the issuance of the Senior Notes and the application of the proceeds therefrom.

        "Eligible Accounts Receivable" means all accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, and all other Debt, obligations and liabilities in whatever form owing from any person for goods sold or for services rendered, at any time existing on the books of the Company which, at the time of determination, are not more than 90 days from the date of invoice.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

        "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                       --------  -------
"guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "Guarantor Subsidiaries" means each of (i) Clean Harbors Environmental Services, Inc., Clean Harbors of Natick, Inc., Clean Harbors of Braintree, Inc., Clean Harbors of Chicago, Inc., Clean Harbors of Cleveland, Inc., Clean Harbors of Baltimore, Inc., Clean Harbors of Connecticut, Inc., Clean Harbors Kingston Facility Corporation, Murphy's Waste Oil Service, Inc., Clean Harbors Technology Corporation, Mr. Frank, Inc. and Spring Grove Resource Recovery, Inc. and (ii) any other Subsidiary that executes a Subsidiary Guarantee, and their respective successors and assigns.

        "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

        "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Investment" in any person means any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person.

        "issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a person
            --------  -------
existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the principal office of the Trustee.

        "Lien" means any mortgage, pledge, security interest, conditional sale, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Debt or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under generally accepted accounting principles, as a consequence of such Asset Disposition, and in each case net of all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided,
                                  --------
however, that Non-Convertible Capital Stock shall not include any Redeemable
- -------
Stock or Exchangeable Stock.

        "Non-Guarantor Subsidiary" means Northeast Casualty Risk Retention Group, Inc.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Holders" means (i) Mr. Alan McKim, (ii) the trustees of a trust for the benefit of Alan McKim, which trust is revocable solely by Mr. McKim, (iii) Mr. McKim's spouse or children, (iv) a trust created for the exclusive benefit of Mr. McKim's spouse or children or for the exclusive benefit of Mr. McKim and such persons, and (iv) any charitable trust or foundation qualified under Section 501(3)(c) of the Internal Revenue Code established by Mr. McKim and for which he serves as a trustee or director.

        "Permitted Investments" means: (i) Cash Equivalents; (ii) Investments in a Wholly Owned Subsidiary (or any person which will become a Wholly Owned Subsidiary as a result of such Investment); (iii) loans and reasonable advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business; and
(iv) other Investments not to exceed $5.0 million at any one time outstanding.

        "Permitted Liens" means, with respect to any person, (i) pledges or deposits by such person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such person with respect to which such person shall then be proceeding with an appeal or other proceedings for review or time for appeal has not yet expired;
(iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of its business; provided, however, that such letters of credit do not constitute
              --------  -------
Debt; (v) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person; (vi) Liens securing a Hedging Obligation so long as the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Hedging Obligation; and (vii) leases and subleases of real property which do not interfere with the ordinary conduct of the business of such person, and which are made on customary and usual terms applicable to similar properties.



        "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "principal" of a Security means the principal of the Security plus the premium (if any) payable on the Security which is due or overdue or is to become due at the relevant time.

        "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the Securities issued under this Indenture.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

        "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinated or junior in right of payment to the Securities.

        "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the date of this Indenture.

        "Trustee" means the party named as such in the caption of this Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the Untied States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a corporation means all classes of Capital Stock of a corporation then outstanding and normally entitled to vote in the election of directors or other governing body of such corporation.

        "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

        SECTION 1.02    Other Definitions.
                        -----------------

                                                      Defined in
Term                                                   Section
- ----                                                  ----------

"Bankruptcy Law".....................................      6.01
"Benefitted Party"...................................     10.01
"covenant defeasance option".........................      8.01
"Change of Control Payment Date".....................      4.14
"CHTC"...............................................      4.08
"Custodian"..........................................      6.01
"Event of Default"...................................      6.01
"legal defeasance option"............................      8.01
"Legal Holiday"......................................     11.08
"Offer"..............................................      4.10
"Offer Amount".......................................      4.10
"Offer Period".......................................      4.10
"Paying Agent".......................................      2.03
"Public Offering"....................................      4.08
"Purchase Date"......................................      4.10
"Registrar"..........................................      2.03
"Restricted Payment".................................      4.07

        SECTION 1.03    Incorporation by Reference of Trust Indenture Act.
                        -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Securities.

        "indenture security holder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        SECTION 1.04    Rules of Construction.  Unless the context otherwise
                        ---------------------
requires:

                (1)     a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date of this Indenture;

                (3)     "or" is not exclusive;

                (4)     "including" means including, without limitation;

                (5) words in the singular include the plural and words in the plural include the singular;

                (6) unsecured Debt shall not be deemed to be subordinated or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with generally accepted accounting principles and accretion of principal on such security shall be deemed to be the issuance of Debt;

                (8)     the principal amount of any Preferred Stock shall be
(i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                         ARTICLE 2 - The Securities
                                     --------------

        SECTION 2.01    Form and Dating.  The Securities and the Trustee's
                        ---------------
certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The notation on each Security relating to the Subsidiary Guarantees shall be substantially in the form set forth on Exhibit C, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

        SECTION 2.02    Execution and Authentication. Two Officers shall sign
                        ----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $75,000,000, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.03    Registrar and Paying Agent.  The Company may maintain an
                        --------------------------
office or agency where Securities may be presented for registration or transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Company initially appoints [the Trustee] as Registrar and Paying Agent in connection with the Securities.

        SECTION 2.04    Paying Agent to Hold Money in Trust. Prior to each due
                        -----------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.05    Securityholder Lists.  The Trustee shall preserve in
                        --------------------
as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.06    Transfer and Exchange.  The Securities shall be issued
                        ---------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registers's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such tax assessment or other governmental charges payable upon exchanges pursuant to Sections 2.09, 3.06 or 9.05, which the Company shall pay). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

        Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

        All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefit under this Indenture as the Securities surrendered upon such transfer or exchange.

        SECTION 2.07    Replacement Securities. If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company.

        SECTION 2.08    Outstanding Securities. Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09    Temporary Securities.  Until definitive Securities are
                        --------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

        SECTION 2.10    Cancellation.  The Company at any time may deliver
                        ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

        SECTION 2.11    Defaulted Interest.  If the Company defaults in a
                        ------------------
payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                           ARTICLE 3 - Redemption
                                       ----------

        SECTION 3.01    Notices to Trustee.  If the Company elects to redeem
                        ------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

        The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee. If the Trustee is not the Registrar, the Company shall, concurrently with delivery of its notice to the Trustee of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, and the aggregate principal amount of Securities held by each Holder.

        SECTION 3.02    Selection of Securities to be Redeemed.  If fewer than
                        --------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

        SECTION 3.03    Notice of Redemption.  At least 30 days but not more
                        --------------------
than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

        The notice shall identify the Securities or portions thereof to be redeemed and shall state:

                (1)     the redemption date;

                (2) the redemption price and the amount of unpaid and accrued interest on such Securities as of the date of redemption;

                (3)     the name and address of the Paying Agent;

                (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price for and any accrued but unpaid interest on such Securities;

                (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed and, that, after the redemption date, upon surrender of such Security, a new Security or a Security in principal amount of the unredeemed portions will be issued;

                (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date and that the only remaining right of the Holders of such Securities is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities redeemed; and

                (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee at least 10 days prior to the date that notice of the redemption is to be mailed to Holders, an Officer's Certificate that (i) requests the Trustee to give notice of the redemption to Holders,
(ii) sets forth the information to be provided to Holders in the notice of redemption, as set forth in the preceding paragraph, and (iii) sets forth the aggregate principal amount of Securities to be redeemed and the amount of accrued and unpaid interest thereon as of the redemption date. If the Trustee is not the Registrar, the Company shall, concurrently with any such request, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the name of, the address of, and the aggregate principal amount of Securities held by, each Holder.

        SECTION 3.04    Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05    Deposit of Redemption Price. Prior to the redemption
                        ---------------------------
date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

        SECTION 3.06    Securities Redeemed in Part. Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's request) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                            ARTICLE 4 - Covenants
                                        ---------

        SECTION 4.01    Payment of Securities. The Company shall promptly pay
                        ---------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

        The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

        SECTION 4.02    SEC Reports.  Each of the Company and the Guarantor
                        -----------
Subsidiaries shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or such Guarantor Subsidiary is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA (S)314(a).

        SECTION 4.03    Limitation on Debt.
                        ------------------

                (a) The Company shall not issue, directly or indirectly, any Debt unless immediately after giving effect to the issuance of such Debt and the receipt and application of the proceeds thereof the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four fiscal quarters of the Company ending at least 45 days prior to the date such Debt is issued exceeds 2.5 to 1.0; provided, however, that nothing herein
                                   --------  -------
shall limit the ability of the Subsidiaries to incur Debt in accordance with
Section 4.04.

                (b) Notwithstanding Section 4.03(a), the Company may issue the following Debt:


                        (1) Debt issued pursuant to the Bank Revolver or any other Bank Debt in an aggregate principal amount outstanding at any one time not to exceed the greater of $35.0 million or 80% of Eligible Accounts Receivable;

        provided, however, that such amount shall be reduced by the aggregate
        --------  -------
        outstanding principal amount of all Debt issued pursuant to clauses (5), (6) and (7) below and clause (3) under Section 4.04 below;

                        (2) Debt owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or
                    --------  -------
        transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company;

                        (3) the Securities and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (3); provided, however, that (i) the
                                           --------  -------
        principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) the Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;


                        (4)     Debt (other than Debt described in clause (1),
        (2) or (3) above) outstanding on the date on which the Securities were originally issued and Debt issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by this clause (4), by clause (4) under Section 4.04 below, or any Debt issued as permitted by Section 4.03(a); provided, however, that (i) the principal amount of the Debt so issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced and (ii) the Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

                        (5) Debt issued with respect to obligations that are tax-exempt pursuant to Section 103 of the Internal Revenue Code of 1986, as from time to time amended (the "Code"), and that are issued in connection with pollution control facilities or other plant and equipment or other facilities of the Company or a Subsidiary; provided, however, that the aggregate principal amount of all Debt
        --------  -------
        permitted by this clause (5) outstanding at any one time shall not exceed $10.0 million;

                         (6) Debt issued by the Company, whether or not secured by a Lien, constituting all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities were originally issued and Debt issued by the Company in
        exchange for, or the proceeds of which are used to refund or refinance, any then outstanding Debt permitted by this clause (6); provided, however, that (i) the principal amount of the Debt so issued
        --------  -------
        shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced, and (ii) the Debt so issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced; provided further, however, that the aggregate principal
                    ----------------  -------
        amount of all Debt permitted by this clause (6) outstanding at any one time shall not exceed $10.0 million; and


                        (7) Debt (other than Debt described in clauses (1) through (6) above and in Section 4.03(a)) in an aggregate principal amount outstanding at any one time not to exceed $10.0 million minus the aggregate outstanding principal amount of all Debt of Subsidiaries issued pursuant to clause (3) of Section 4.04 below.

                (c) Notwithstanding Sections 4.03(a) and 4.03(b), the Company shall not issue any Debt (i) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) if such Debt is subordinate or junior in ranking in any respect to any other indebtedness unless such Debt is expressly subordinated in right of payment to the Securities.


        SECTION 4.04    Limitation on Subsidiary Debt and Preferred Stock.  The
                        -------------------------------------------------
Company shall not permit any Subsidiary to issue, directly or indirectly, any Debt or Preferred Stock except:

                        (1)     Any Subsidiary Guarantee and any Bank Guarantee;

                        (2) Debt or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (i)
                                                  --------  -------
        any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, or (ii) any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

                        (3) Debt or Preferred Stock of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that the aggregate
                                  --------  -------
        principal amount or liquidation value of such Debt and Preferred Stock permitted by this clause (3) outstanding at any one time shall not exceed $10.0 million;

                        (4) Debt or Preferred Stock (other than Debt or Preferred Stock described in clauses (1) through (3) above) outstanding on the date of this Indenture; and

                        (5) Debt or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Debt or Preferred
        Stock referred to in the foregoing clause (3) or (4); provided,
                                                              --------
        however, that (i) the principal amount or liquidation value of such
        -------
        Debt or Preferred Stock so issued shall not exceed the principal amount or liquidation value of the Debt or Preferred Stock so exchanged, refunded or refinanced and (ii) the Debt or Preferred Stock so issued (A) shall have a Stated Maturity later than the Stated Maturity of the Debt or Preferred Stock so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Stock so exchanged, refunded or refinanced.

        SECTION 4.05    Limitation on Liens.  The Company shall not, and shall
                        -------------------
not permit any Subsidiary to, create or permit to exist any Lien upon any of its property or assets, now owned or hereafter acquired, securing any obligation unless concurrently with the creation of such Lien effective provision is made to secure the Securities equally and ratably with such obligation for so long as such obligation is so secured; provided, however,
                                                         --------  -------
that if such obligation is a Subordinated Obligation, the Lien securing such obligation shall be subordinated and junior to the Lien securing the Securities with the same or lesser relative priority as such Subordinated Obligation shall have with respect to the Securities. The preceding restriction shall not require the Company or any Subsidiary to equally and ratably secure the Securities if the Lien consists of the following:

                        (1) Liens created by the Indenture and Liens existing as of the date on which the Securities were originally issued;

                        (2)     Permitted Liens;

                        (3) Liens to secure Debt issued by the Company for the purpose of financing all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date on which the Securities were originally issued; provided, however, that (i) the aggregate principal amount (or
        --------  -------
        accreted value in the case of Debt issued at a discount) of Debt so issued shall not exceed the lesser of cost or Fair Market Value, as determined in good faith by the Board of Directors of the Company, of the assets or property so acquired or constructed, (ii) the Debt secured by such Liens shall have been permitted to be issued under Section 4.03(b)(6) and (iii) such Liens shall not encumber any other assets or property of the Company or any of its Subsidiaries other than such assets or property or any improvement on such assets or property and shall attach to such assets or property within 90 days of the construction or acquisition of such assets or property;

                        (4)     Liens on the assets or property of a
        Subsidiary existing at the time such Subsidiary became a Subsidiary and not issued as a result of (or in connection with or in anticipation of) such Subsidiary becoming a Subsidiary; provided,
                                                                --------
        however, that (i) the Debt secured by such Liens shall have been
        -------
        permitted to be issued under clause (3) of Section 4.04 above and (ii) such Liens do not extend to or cover any other property or assets of the Company or any of its other Subsidiaries;

                        (5) Liens on the assets of the Company or any Subsidiary that is a guarantor thereof securing Debt under the Bank Revolver or other revolving credit agreement permitted under Section 4.03(b)(1) above;

                        (6) Liens securing industrial revenue or pollution control bonds issued by the Company; provided, however, that (i) the
                                             --------  -------
        aggregate principal amount of Debt secured by such Liens shall not exceed the lesser of cost or Fair Market Value, as determined in good faith by the Board of Directors of the Company, of the assets or property so financed, (ii) the Debt secured by such Lien shall have been permitted to be issued under clause (5) of Section 4.03 above, and
        (iii) such Liens do not extend to or cover any other property or assets of the Company; or

                        (7) Liens securing Debt issued to refinance Debt which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture; provided, however,
                                                         --------  -------
        that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Debt so refinanced, and the principal amount (or accreted value) of the Debt so secured is not increased except as otherwise permitted pursuant to this Indenture.

        SECTION 4.06    Limitation on Sale/Leaseback Transactions.  The Company
                        -----------------------------------------
shall not, and shall not permit any Subsidiary to, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless at least one of the following conditions is satisfied:

                        (1) The Company or such Subsidiary, pursuant to Sections 4.05(2) through (7) could create a Lien on the property to secure Debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction and the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of the property transferred; or

                   (2) the Sale/Leaseback Transaction is treated as an Asset Disposition and all the conditions of Section 4.10 are satisfied with respect to such Sale/Leaseback Transaction (without giving effect to the exceptions for Net Available Cash, as set forth in Section 4.10(a)).

        SECTION 4.07    Limitation on Restricted Payments.
                        ---------------------------------

              (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger of consolidation involving the Company) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock and except dividends or distributions payable to the Company or a Wholly Owned Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value any of its Capital Stock (except Captial Stock of a Wholly Owned Subsidiary), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment other than Permitted Investments, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment:

                   (1) a Default shall have occurred and be continuing (or would result therefrom); or

                   (2) upon giving effect to such Restricted Payment, the Company is not able to incur an additional $1.00 of Debt pursuant to the Consolidated EBITDA Coverage Ratio as set forth in Section 4.03
        (a); or

                   (3) upon giving effect to such Restricted Payment, the aggregate amount of such Restricted Payment and all other Restricted Payments since the date on which the Securities were originally issued, would exceed the sum of:

                        (a) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first month of the fiscal quarter in which Securities were originally issued through the last full fiscal quarter for which quarterly or annual financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

              provided, however, that if a Public Offering as described in
              --------  -------
              Section 4.08 below has been consummated, Consolidated Net Income for the purposes of this clause (iv)(3)(a) shall be reduced by an amount equal to the net income of CHTC from the date of the original issuance of the Senior Notes to the date of the closing of the Public Offering;

                        (b) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date on which the Securities were originally issued (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust);

                        (c) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to the date on which the Securities were originally issued, but (if such employee stock ownership plan incurs any Debt) only to the extent that any such proceeds are equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to indebtedness incurred by it to finance the purchase of such Capital Stock; and

                        (d) the amount by which Consolidated Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date on which the Securities were originally issued, of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange).

              (b) So long as no Default shall have occurred and be continuing (or would result therefrom) the provisions of Section 4.05(a) shall not prohibit:

                        (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that
                               --------  -------

        (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(b) and (3)(c) of Section 4.05(a);

                        (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company other than to a Subsidiary; provided, however, that such Debt (A) shall be
                         --------  -------
        subordinated to the Securities to at least the same extent as the Subordinated Obligations so exchanged, purchased or redeemed, (B) shall have a Stated Maturity later than the Stated Maturity of the Securities and (C) shall have an Average Life greater than the remaining Average Life of the Securities; provided further, however, that such purchase or
                                -------- -------  -------
        redemption shall be excluded in the calculation of the amount of Restricted Payments;

                        (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.10; provided, however, that such purchase or redemption shall be
              --------  -------
        excluded in the calculation of the amount of Restricted Payments; or

                        (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section; provided, however, that at the time of
                                         --------  -------
        payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such
                                          -------- -------  -------
        dividend shall be included in the calculation of the amount of Restricted Payments.

        SECTION 4.08    Limitation on Issuance and Sale of Capital Stock of
                        ---------------------------------------------------
Subsidiaries. The Company shall not permit any Subsidiary to issue or sell any
- ------------
Capital Stock to any person, or permit any person in either case, other than the Company and its Wholly Owned Subsidiaries, to own or hold an interest, other than any interest or right to receive any interest owned or held on the date on which the Securities were originally issued by a person other than the Company and its Wholly Owned Subsidiaries, in any Capital Stock of any Subsidiary; provided, however, that the foregoing limitation shall not apply to (i) the sale
- --------  -------
of all but not less than all of the Capital Stock of any Subsidiary made in accordance with Section 4.10 hereof, and (ii) the issuance and sale of Capital Stock of Clean Harbors Technology Corporation ("CHTC") pursuant to one or more firm commitment underwritten public offerings (each a "Public Offering"); provided, however, that (1) following each Public Offering the Company shall
- --------  -------
continue to own at least 75% of the outstanding Capital Stock of CHTC, (2) the net proceeds from each Public Offering shall be invested by CHTC in the business of CHTC, (3) CHTC may not within 18 months after the closing of the Public Offering (A) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger of consolidation involving CHTC) or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in its Non-Convertible
Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock or (B) purchase, redeem or otherwise acquire or retire for value any Capital Stock of CHTC, and (4) as of the date of commencement of each Public Offering the Adjusted EBITDA for the period of the most recently completed four fiscal quarters of the Company ending at least 45 days prior to such date exceeds 95% of EBITDA for such period, provided,
                                                               --------
however, that (A) if the Company or any Subsidiary has issued any Debt since
- -------
the beginning of such period that remains outstanding, EBITDA and Adjusted EBITDA for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt refinanced, refunded, exchanged or otherwise discharged with the proceeds of such new Debt as if any such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, EBITDA and Adjusted EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and (C) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Debt), as if such Investment or acquisition occurred on the first day of such period. For purposes of this calculation, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

        SECTION 4.09    Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Subsidiaries. The Company shall not, and shall not permit any Subsidiary to,
- ------------
create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company or any Subsidiary, (ii) make any loans or advances to the Company or any Subsidiary or (iii) transfer any of its property or assets to the Company or any Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Subsidiary to, suffer to exist:

                   (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on or prior to the date on which the Securities were originally issued;

                   (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of the Company (other than Debt issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

                   (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing or extension of Debt issued pursuant to an agreement referred to in clause (1) or (2) of this Section or contained in any amendment to an agreement referred to in clause (1)
        or (2) of this Section; provided, however, that the encumbrances and
                                --------  -------
        restrictions contained in any such refinancing or extension agreement or amendment are not materially less favorable to the Securityholders than encumbrances and restrictions contained in such agreements referred to in clause (1) or (2) above;

                   (4) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                   (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (otherwise permitted by this Indenture) to the extent such restrictions restrict the transfer of the property subject to such security agreements; and

                   (6)  restrictions imposed pursuant to Section 4.08(ii) above.

        SECTION 4.10    Limitation on Sales of Assets and Subsidiary Stock.
                        --------------------------------------------------

              (a) The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless: (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value, as determined in good faith, with or without independent appraisal, by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 85% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the

Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company is required by the terms of any Debt to prepay, repay or purchase Debt (other than any Redeemable Stock) of the Company, such Subsidiary or any Wholly Owned Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), at the Company's election to the investment by the Company, such Subsidiary or any Wholly Owned Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of Directors) will be used in the businesses of the Company and its Wholly Owned Subsidiaries existing on the date on which the Securities were originally issued or in businesses reasonably related thereto, in all cases within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to make an offer pursuant to and subject to this Indenture, to the holders of the Securities to purchase Securities at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, to the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company (other than Debt owed to an Affiliate of the Company) or Debt of any Subsidiary (other than Debt owed to the Company or an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and, if applicable, the date the offer described in the next paragraph below is consummated; provided, however, that
                                                      --------  -------
in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A) or clause (D) above, the Company shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and provided, further,
                                                      --------  -------
however, that in connection with an offer pursuant to clause (C) above, if the
- -------
principal amount of such Securities, together with accrued and unpaid interest, tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered.

        Notwithstanding the provisions of clause (ii) above, in the event that the Net Available Cash resulting from any Asset Disposition is less than $2.5 million, the application of an amount equal to such Net Available Cash in accordance with such clause (ii) may be deferred until such time as such Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with such clause (ii), is at least equal to $2.5 million. In the event that the Net Available Cash resulting from any Asset Disposition, after giving effect to clauses (A) and (B) above, is less than $2.5 million, the application of such amount equal to such Net Available Cash to make an offer to purchase Securities in accordance with clause (C) above may be deferred until such time as such Net Available Cash, together with Net Available Cash from any prior or subsequent Asset Dispositions not otherwise applied in accordance with this provision, is at least equal to $2.5 million. Pending application of Net Available Cash pursuant to this Section 4.10, such Net Available Cash shall be invested in Cash Equivalents. To the extent any portion of the amount of Net Available Cash remains after compliance with this Section 4.10 and provided that all holders of Securities have been given the opportunity to tender their Securities for repurchase as provided in subsection (a)(ii)(C) above, the Company may use such remaining amount for general corporate purposes.

              (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.10(a)(ii)(C), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price set forth in Section 4.10(a) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.10(c).

              (c) (1) Promptly, and in any event within 5 days after the date by which the Company must have applied Net Available Cash pursuant to Section 4.10(a)(ii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in subsection
(c)(3) below.

                   (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided in subsection (c)(1), above the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of
Section 4.10. On such date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company or a Subsidiary is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer

Amount to be held for payment in accordance with the provisions of this
Section 4.10. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Cash Equivalents the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                   (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the purchase price of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities and such other Senior Subordinated Debt to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered. The Company shall promptly execute, and the Guarantor Subsidiaries shall promptly execute their Subsidiary Guarantees to be endorsed thereon and thereafter the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

                   (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

              (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section.

        SECTION 4.11    Limitation on Transactions with Affiliates.  The
                        ------------------------------------------
Company shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or with any Affiliate of any such owner (other than (i) a Wholly Owned Subsidiary or (ii) an employee stock ownership plan for the benefit of the Company's or a Subsidiary's employees), unless the terms of such business, transaction or series of transactions are (A) set forth in writing, (B) as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and (C) if such business or transaction or series of transactions involves in excess of $1.0 million, (x) the Board of Directors of the Company has, by resolution approved by a majority of the disinterested directors, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in clause (B) above, and (y) the Company has obtained an opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of business or transaction or series of transactions stating that such business or transaction or series of transactions is fair (from a financial point of view) to the Company or such Subsidiary, as the case may be. This Section, however, will not prohibit (1) any transactions between the Company or a Subsidiary and its own employee stock ownership plan,
(2) Restricted Payments permitted under Section 4.07 or (3) management compensation arrangements approved by the disinterested members of the Board of Directors.

        SECTION 4.12    Lines of Business.  The Company shall not, and shall
                        -----------------
not permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries were engaged on the date on which the Securities were originally issued or businesses reasonably related thereto.

        SECTION 4.13    Compliance Certificate.
                        ----------------------

              (a) The Company and the Guarantor Subsidiaries shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor Subsidiaries, as the case may be, has fulfilled all its obligations hereunder, is not in default in the performance and observance of any of the terms, and if the Company or the Guarantor Subsidiaries, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 4.13, such compliance or default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

              (b) The Company and each Guarantor Subsidiary shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company or any Guarantor Subsidiary becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company or any Guarantor Subsidiary proposes to take with respect thereto.

        SECTION 4.14    Change of Control.
                        -----------------

              (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the terms contemplated in this Section 4.14.

              (b) Within 30 days following any Change of Control, the Company shall send by first-class mail, postage prepaid a notice to each Holder at his address appearing in the Security register, with a copy to the Trustee stating:

                   (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

                   (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                   (3) the repurchase date (the "Change of Control Payment Date") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

                   (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

              (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date.

Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities which were delivered for repurchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities repurchased. Holders whose Securities are repurchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

              (d) On the Change in Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change in Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered, and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.

              (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control.

        SECTION 4.15    Additional Subsidiary Guarantees.  If the Company or
                        --------------------------------
any of its Subsidiaries shall, after the date of this Indenture, create or acquire any Subsidiary, then such newly created or acquired Subsidiary shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereof, pursuant to which such Subsidiary shall Guarantee all of the Obligations of the Company with respect to the Notes as provided in Article 10 hereof, together with an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture.

        SECTION 4.16    Corporate Existence.  Subject to Article 5 hereof, the
                        -------------------
Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each Guarantor Subsidiary.

        SECTION 4.17    Further Instruments and Acts.  Upon request of the
                        ----------------------------
Trustee, the Company and each Guarantor Subsidiary will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                        ARTICLE 5 - Successor Company
                                    -----------------

        SECTION 5.01    When Company May Merge or Transfer Assets.  The Company
                        -----------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person, unless:

                        (i) the resulting, surviving or transferee person (if not the Company) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                        (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any Subsidiary as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                        (iii) immediately after giving effect to such transaction, on a pro forma basis, the resulting, surviving or transferee person would be able to issue at least $1.00 of Debt pursuant to Section 4.03(a) hereof;

                        (iv) immediately after giving effect to such transaction, on a pro forma basis, the resulting, surviving or transferee person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                        (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

        The resulting, surviving or transferee person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                        ARTICLE 6 - Defaults and Remedies
                                    ---------------------

        SECTION 6.01    Events of Default.   Wherever used herein, "Event of
                        -----------------
Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative agency or governmental body):

                   (1) a default in any payment of interest on the Securities when due, continued for 30 days;

                   (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon acceleration or otherwise, or the failure to redeem or purchase the Securities when required pursuant to the Indenture or the Securities;

                   (3) the failure by the Company to comply with its obligations under Section 5.01 hereof, to make or consummate an Offer in accordance with the provisions of Section 4.10 hereof or to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.14 hereof;

                   (4) the failure by the Company to observe or comply with any of the agreements in the Securities or this Indenture (other than those referred to in clauses (1), (2) or (3) above), which continues for 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the then outstanding Securities a written notice specifying such failure;

                   (5) Debt of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $5.0 million;

                   (6) any judgment or decree for the payment of money in excess of $5.0 million is rendered and entered against the Company or a Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

                   (7) any Subsidiary Guarantee issued by any Guarantor Subsidiary ceases to be in full force and effect other than in accordance with its terms, or any

        Guarantor Subsidiary shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

                   (8) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (A)  commences a voluntary case;

                        (B) consents to the entry of an order for relief against it in an involuntary case;

                        (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                        (D) makes a general assignment for the benefit of its creditors; or

                        (E) admits in writing its inability to pay any debts as the same become due.

                   (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any Subsidiary in an involuntary case;

                        (B) appoints a Custodian of the Company or any Subsidiary or for all or any substantial part of its property; or

                        (C) orders the winding up or liquidation of the Company or any Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                  ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        The Company shall deliver to the Trustee, within 30 days after the Company learns of the existence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9) of this Section 6.01, its status and what act ion the Company is taking or proposes to take with respect thereto.

        SECTION 6.02    Acceleration.  If an Event of Default (other than an
                        ------------
Event of Default specified in Section 6.01(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(8) or (9) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto
                                                                  ---- -----
become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03    Other Remedies.  If an Event of Default occurs and is
                        --------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provisions of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 6.04    Waiver of Past Defaults.  The Holders of a majority in
                        -----------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 6.05    Control by Majority.  The Holders of a majority in
                        -------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take
                               --------  -------
any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 6.06    Limitation on Suits.  A Securityholder may not pursue
                        -------------------
any remedy with respect to this Indenture or the Securities unless:

                   (1) the Holder shall have previously given to the Trustee written notice stating that an Event of Default is continuing;

                   (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                   (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                   (4) the Trustee shall have failed to comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                   (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

        SECTION 6.07    Rights of Holders to Receive Payment.  Notwithstanding
                        ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08    Collection Suit by Trustee.  If an Event of Default in
                        --------------------------
payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        SECTION 6.09    Trustee May File Proofs of Claim.  The Trustee may
                        --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10    Priorities.  If the Trustee collects any money or
                        ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

              FIRST: to the Trustee for amounts due under Section 7.07;

              SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

              THIRD:  to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        SECTION 6.11    Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by the party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

        SECTION 6.12    Waiver of Stay or Extension Laws.  The Company (to the
                        --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                              ARTICLE 7 - Trustee
                                          -------

        SECTION 7.01    Duties of Trustee.
                        -----------------

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              (b)  Except during the continuance of an Event of Default:

                   (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                   (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                   (1) this subsection (c) does not limit the effect of paragraph (b) of this Section;

                   (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                   (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

              (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

              (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

              (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        SECTION 7.02    Rights of Trustee.
                        -----------------

              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

              (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                  --------  -------
constitute wilful misconduct, negligence or bad faith.

              (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advance or opinion of such counsel.

        SECTION 7.03    Individual Rights of Trustee.  The Trustee in its
                        ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        SECTION 7.04    Trustee's Disclaimer.  The Trustee shall not be
                        --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

        SECTION 7.05    Notice of Defaults.  If a Default occurs and is
                        ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder and to the Company notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

        SECTION 7.06    Reports by Trustee to Holders.  As promptly as
                        -----------------------------
practicable after each _______________ beginning with the ___________________ following the date of this Indenture, and in any event prior to ________ in each year, the Trustee shall mail to each Securityholder a brief report dated as ____________ of __________________ that complies with TIA (S)313(a). The
Trustee also shall comply with TIA (S)313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

        SECTION 7.07    Compensation and Indemnity.  The Company shall pay to
                        --------------------------
the Trustee form time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or reasonable expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the

Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

        The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        SECTION 7.08    Replacement of Trustee.  The Trustee may resign at any
                        ----------------------
time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                (1)     the Trustee fails to comply with Section 7.10;

                (2)     the Trustee is adjudged bankrupt or insolvent;

                (3) a receiver or other public officer takes charge of the Trustee or its property; or

                (4)     the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09    Successor Trustee by Merger.  If the Trustee
                        ---------------------------
consolidates with, mergers or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 7.10    Eligibility; Disqualification.  The Trustee shall at all
                        -----------------------------
times satisfy the requirements of TIA (S)310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S)310(b), including the optional provision permitted by the second sentence of TIA (S)310(b)(9); provided, however, that there shall be excluded from the
                  --------  -------
operation of TIA (S)310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA (S)310(b)(1) are met.

        SECTION 7.11    Preferential Collection of Claims Against Company.  The
                        -------------------------------------------------
Trustee shall comply with TIA (S)311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated.

               ARTICLE 8 - Discharge of Indenture; Defeasance
                           ----------------------------------

        SECTION 8.01    Discharge of Liability on Securities; Defeasance.
                        ------------------------------------------------

                (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 and the operation of
Section 6.01(3) and Section 6.01(4) (with respect to the aforementioned Sections only) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3) or 6.01(4) (with respect to compliance with the aforementioned Sections).

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

        SECTION 8.02    Conditions to Defeasance.  The Company may exercise its
                        ------------------------
legal defeasance option or its covenant defeasance option only if:

                     (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

                     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts (but, in the case of the legal defeasance option only, not more than such amounts) as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(8) or (9) with respect to the Company occurs which is continuing at the end of the period;

                     (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                     (5) the deposit does not constitute a default under any other agreement binding on the Company;

                     (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                     (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                     (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred; and

                     (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

        Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

        SECTION 8.03    Application of Trust Money.  The Trustee shall hold in
                        --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

        SECTION 8.04    Repayment to Company.  The Trustee and the Paying Agent
                        --------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

        SECTION 8.05    Indemnity for Government Obligations.  The Company shall
                        ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        SECTION 8.06    Reinstatement.  If the Trustee or Paying Agent is unable
                        -------------
to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the
                                               --------  -------
Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders or such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                            ARTICLE 9 - Amendments
                                        ----------

        SECTION 9.01    Without Consent of Holders.  The Company and the Trustee
                        --------------------------
may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

                (1) to cure any ambiguity, omission, defect or inconsistency;

                (2)     to comply with Article 5;

                (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                        --------  -------
uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

                (4)     to add Guarantees with respect to the Securities;

                (5) to add to the covenants of the Company or the Guarantor Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                (6) to reflect the release of any Guarantor Subsidiary from its Subsidiary Guarantee, or the addition of any Subsidiary of the Company as a Guarantor Subsidiary, in the manner provided by this Indenture;

                (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                (8) to make any change that does not adversely affect the rights of any Securityholder.

        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.02    With Consent of Holders.  The Company and the Trustee
                        -----------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                (1) reduce the amount of Securities whose Holders must consent to an amendment;

                (2) reduce the rate of or extend the time for payment of interest on any Security;

                (3) reduce the principal of or extend the Stated Maturity of any Security;

                (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                (5) make any Security payable in money other than that stated in the Security;

                (6) make any change in the provisions concerning waiver of Defaults by Holders of Securities or the rights of Holders to receive payments of principal and interest in Section 6.04 or 6.07 or the second sentence of this Section;

                (7) make any change in Section 4.14 hereof or the definition "Change of Control";

                (8) make any change adversely affecting the rights of any holder; or

                (9)     make any change in this Section 9.02.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.03    Compliance with Trust Indenture Act.  Every amendment to
                        -----------------------------------
this Indenture or the Securities shall comply with the TIA as than in effect.

        SECTION 9.04    Revocation and Effect of Consents and Waivers.  A
                        ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to the be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        SECTION 9.05    Notation on or Exchange of Securities.  If an amendment
                        -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

        SECTION 9.06    Trustee to Sign Amendments.  The Trustee shall sign any
                        --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        SECTION 9.07    Payment for Consent.  Neither the Company, any Affiliate
                        -------------------
of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                      ARTICLE 10 - Subsidiary Guarantees
                                   ---------------------

        SECTION 10.01   Unconditional Subsidiary Guarantee.
                        ----------------------------------

                (a) Each Guarantor Subsidiary set forth on the signature pages hereof and each Guarantor Subsidiary of the Company which in accordance with Section 4.15 hereof is required to Guarantee the obligations of the Company under the Securities, upon execution of a counterpart of this Indenture, hereby jointly and severally unconditionally Guarantees to each Holder of a Security authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (i) the principal of and interest on the Securities will be paid in full when due, whether at maturity or interest payment, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (ii) in the case of any extension of time or payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, each Guarantor Subsidiary will be obligated to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 hereof. Each Guarantor Subsidiary agrees that this is a Guarantee of payment, not a Guarantee of collection.

                (b) Each Guarantor Subsidiary hereby jointly and severally agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Securities or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor Subsidiary. Each Guarantor Subsidiary further waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, right or remedies, including but not limited to: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the

Company or any other person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor Subsidiary;
(b) the defense of the statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation hereby Guaranteed; (c) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person; (d) demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of such Guarantor Subsidiary, the Company, any Benefitted Party, any creditor of such Guarantor Subsidiary, the Company or on the part of any other person whomsoever in connection with any indebtedness or obligations hereby Guaranteed; (e) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor Subsidiary for reimbursement; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (g) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (h) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Each Guarantor Subsidiary hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

        Each Guarantor Subsidiary agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor Subsidiary agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                (c) Each Guarantor Subsidiary shall be subrogated to all rights of the Holders of the Securities upon which its Subsidiary Guarantee is endorsed against the Company in respect of any amounts paid by such Guarantor Subsidiary on account of such Security pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Guarantor
                                        --------  -------
Subsidiary shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Securities issued hereunder shall have been paid in full.

                (d) Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant party of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by an obligee on the Securities, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                (e) Each Guarantor Subsidiary shall have the right to seek contribution from any non-paying Guarantor Subsidiary so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

        SECTION 10.02   Limitation of Guarantor Subsidiary's Liability. Each
                        ----------------------------------------------
Guarantor Subsidiary and by its acceptance hereof, each Holder, hereby confirms that it is its intention that the Subsidiary Guarantee by such Guarantor Subsidiary not constitute a fraudulent transfer or conveyance for purposes of any federal or state law to the extent applicable to any Subsidiary Guarantees. To effectuate the foregoing intention, each such person hereby irrevocably agrees that the obligation of such Guarantor Subsidiary under its Subsidiary Guarantee under this Article 10 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor Subsidiary that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor Subsidiary in respect of the obligations of such other Guarantor Subsidiary under this Article 10, result in the obligations of such Guarantor Subsidiary in respect of such maximum amount not constituting a fraudulent conveyance.

        SECTION 10.03   Execution and Delivery of Subsidiary Guarantees. To
                        -----------------------------------------------
further evidence the Subsidiary Guarantees set forth in Section 10.1 hereof, each Guarantor Subsidiary and the Company hereby agree that a notation relating to such Subsidiary Guarantees substantially in the form of Exhibit C hereto shall be endorsed on each Security authenticated and delivery by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor Subsidiary.

        A Subsidiary Guarantee bearing the manual or facsimile signature of individuals who were at any time the Officers of a Guarantor Subsidiary shall bind such Guarantor Subsidiary, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

        The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Guarantor Subsidiary. Each Guarantor Subsidiary hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.

        SECTION 10.04   Addition of Guarantor Subsidiary.  For as long as any
                        --------------------------------
Subsidiary Guarantees are required to remain in effect pursuant to the terms of this Indenture, promptly but in no event later than 15 days following the date any person shall become a Subsidiary (other than the Non-Guarantor Subsidiary) after the date of this Indenture, the Company shall cause such Subsidiary to become a Guarantor Subsidiary with respect to the Securities by executing and delivering to the Trustee (i) a supplemental indenture, a form of which is attached hereto as Exhibit B, in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor Subsidiary and (ii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning creditors' rights and equitable principles as maybe acceptable to the Trustee in its discretion).

        SECTION 10.05   Release of the Subsidiary Guarantees.
                        ------------------------------------

                (a) Concurrently with any sale or other disposition by way of merger, consolidation or otherwise of all or substantially all the assets of a Guarantor Subsidiary or all the capital stock of a Guarantor Subsidiary permitted by and in accordance with the terms of this Indenture, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required and reasonably acceptable in form and substance to the Trustee to evidence the release of such Guarantor Subsidiary from the obligations under its Subsidiary Guarantee. Any Guarantor Subsidiary not released from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article 10 shall remain liable for the obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article 10.

                (c) Concurrently with the defeasance of the Securities or the covenant defeasance of the Securities under Article 8 hereof, the Guarantor Subsidiaries shall be released from all of their obligations under their Subsidiary Guarantees endorsed on the

Securities and under this Article 10, without any action on the part of the Trustee or any Holder of Securities.


                         ARTICLE 11 - Miscellaneous
                                      -------------

        SECTION 11.01   Trust Indenture Act Controls.  If any provision of
                        ----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 11.02   Notices.  Any notice or communication shall be in
                        -------
writing and delivered in person or mailed by first-class mail addressed as follows:

                if to the Company:      Clean Harbors, Inc.
                                        1200 Crown Colony Drive
                                        Quincy, Massachusetts 02169

                Attention of:           [                               ]

                if to the Trustee:

                Attention of:

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 11.03   Communication by Holders with Other Holders.
                        -------------------------------------------
Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

        SECTION 11.04   Certificate and Opinion as to Conditions Precedent.
                        ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 11.05   Statements Required in Certificate or Opinion.  Each
                        ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinions are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

        SECTION 11.06   When Securities Disregarded.  In determining whether
                        ---------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        SECTION 11.07   Rules by Trustee, Paying Agent and Registrar.  The
                        --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 11.08   Legal Holidays.  A "Legal Holiday" is a Saturday, a
                        --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York or the principal office of the Trustee. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 11.09   Governing Law.  This Indenture, the Securities and the
                        -------------
Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

        SECTION 11.10   No Recourse Against Others.  A director, officer,
                        --------------------------
employee or stockholder, as such, of the Company or any Guarantor Subsidiary shall not have any liability for any obligations of the Company or any Guarantor Subsidiary under the Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security and the related Subsidiary Guarantees, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 11.11   Successors.  All agreements of the Company in this
                        ----------
Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 11.12   Multiple Originals.  The parties may sign any number
                        ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 11.13   Table of Contents; Headings.  The table of contents,
                        ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 11.14   Separability Clause.  In case any provision in this
                        -------------------
Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 11.15   Benefits of Indenture.  Nothing in this Indenture or
                        ---------------------
in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Attest:                                     CLEAN HARBORS, INC.



                                            By:
- --------------------------------               --------------------------------
Title:                                          Title:


Attest:                                     CLEAN HARBORS ENVIRONMENTAL
                                               SERVICES, INC.
                                            CLEAN HARBORS OF NATICK, INC.
                                            CLEAN HARBORS OF BRAINTREE, INC.
                                            CLEAN HARBORS OF CHICAGO, INC.
                                            CLEAN HARBORS OF CLEVELAND, INC.
                                            CLEAN HARBORS OF BALTIMORE, INC.
                                            CLEAN HARBORS OF CONNECTICUT, INC.
                                            CLEAN HARBORS KINGSTON FACILITY
                                               CORPORATION
                                            MURPHY'S WASTE OIL SERVICE, INC.
                                            CLEAN HARBORS TECHNOLOGY
                                               CORPORATION
                                            MR. FRANK, INC.
                                            SPRING GROVE RESOURCE RECOVERY,
                                               INC.



                                            By:
- --------------------------------               --------------------------------
Title:                                          Name:
                                                Title:


Attest:                                     [                    ], as Trustee



                                            By:
- --------------------------------               --------------------------------
Title:                                          Title:

                   EXHIBIT A - [FORM OF FACE OF SECURITY]

No._______                                                          $__________

                             CLEAN HARBORS, INC.

                    _____% Senior Note Due July __, 2004

        GUARANTEED AS TO PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, BY CLEAN HARBORS ENVIRONMENTAL SERVICES, INC., CLEAN HARBORS OF NATICK, INC., CLEAN HARBORS OF BRAINTREE, INC., CLEAN HARBORS OF CHICAGO, INC., CLEAN HARBORS OF CLEVELAND, INC., CLEAN HARBORS OF BALTIMORE, INC., CLEAN HARBORS OF CONNECTICUT, INC., CLEAN HARBORS KINGSTON FACILITY CORPORATION, MURPHY'S WASTE OIL SERVICE, INC., CLEAN HARBORS TECHNOLOGY CORPORATION, MR. FRANK, INC., SPRING GROVE RESOURCE RECOVERY, INC. AND ANY OTHER SUBSIDIARY THAT EXECUTES A SUBSIDIARY GUARANTEE (THE "GUARANTOR SUBSIDIARIES").

        Clean Harbors, Inc., a Massachusetts corporation, promises to pay to _______________, or registered assigns, the principal sum of ____________ Dollars on _____________, ____.

              Interest Payment Dates:  January __ and July __.

                    Record Dates:  January __and July __.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                            CLEAN HARBORS, INC.


                                            By:
                                               --------------------------------
                                                President



                                               --------------------------------
                                                Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

[                                ]

as Trustee, certifies that this is one of                                [Seal]
the Securities referred to in the Indenture.


By:
   ------------------------------------
    Authorized Signatory

                     [FORM OF REVERSE SIDE OF SECURITY]

                             CLEAN HARBORS, INC.

                    ____ % Senior Note Due July __, 2004

        1.      Interest
                --------

        Clean Harbors, Inc., a Massachusetts corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January __ and July __ of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from _____________, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        2.      Method of Payment
                -----------------

        The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the ___________ or _____________ next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

        3.      Paying Agent and Registrar
                --------------------------

        Initially, ______________, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

        4.      Indenture
                ---------

        The Company issued the Securities under an Indenture dated as of July __, 1994 (the "Indenture"), between the Company, each of the Guarantor Subsidiaries listed on the face of this Security and the Trustee. The terms of the Securities include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

        The Securities are general unsecured obligations of the Company limited to $75,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture imposes certain limitations on, among other things, the issuance of additional Debt by the Company, the issuance of Debt and Preferred Stock by any Subsidiary, the incurrence of Liens on the assets of the Company and its Subsidiaries, the payment of dividends on, and redemption of capital stock of the Company and its Subsidiaries and the redemption of certain subordinated obligations of the Company and the making of Investments by the Company or its Subsidiaries, the issuance and sale of equity interests of the Subsidiaries, sales of assets, including Subsidiary Capital Stock, transactions with Affiliates, and consolidations, mergers and transfers of all or substantially all of the Company's assets. The Indenture also will prohibit certain restrictions on distributions from Subsidiaries and the incurrence by the Company or the Subsidiaries of indebtedness that is senior in any respect in right of payment to the Securities or the Subsidiary Guarantees. In addition, the Indenture requires the Company, under certain circumstances, to offer to purchase Securities in the event of a Change of Control.

        5.      Optional Redemption
                -------------------

        Except as set forth in the next paragraph, the Securities may not be redeemed prior to July __, 1999. On and after that date, the Company may redeem the Securities in whole at any time or in part at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date:

        If redeemed during the 12-month period beginning July __ of the years indicated:

         Year                                            Percentage
         1999 ................................              ___%
         2000 ................................              ___%
         2001 ................................              ___%
         2002 and thereafter .................              100%


        6.      Notice of Redemption
                --------------------

        Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

        7.      Put Provisions
                --------------

        Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

        8.      Subsidiary Guarantees
                ---------------------

        As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Security are Guaranteed on a senior basis pursuant to Subsidiary Guarantees endorsed hereon by each Guarantor Subsidiary. The Indenture provides that a Guarantor Subsidiary shall be released from its Subsidiary Guarantee and that the Holder shall have no further claim against such Guarantor Subsidiary upon compliance with certain conditions.

        9.      Denominations; Transfer; Exchange
                ---------------------------------

        The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

        10.     Persons Deemed Owners
                ---------------------

        The registered Holder of this Security may be treated as the owner of it for all purposes.

        11.     Unclaimed Money
                ---------------

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandonment property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

        12.     Defeasance
                ----------

        Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

        13.     Amendment, Waiver
                -----------------

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, or to add to the covenants of the Company or the Guarantor Subsidiaries for the benefit of the Holders or surrender any right or power conferred upon the Company, or to reflect either the release of any Guarantor Subsidiary from its Subsidiary Guarantee or the addition of any Subsidiary as a Guarantor Subsidiary to the extent permitted by the Indenture, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

        14.     Defaults and Remedies
                ---------------------

        Under the Indenture, Events of Default include (a) default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days, (b) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon acceleration or otherwise, or failure to redeem or purchase Securities when required pursuant to the Indenture and the Securities, (c) failure to (i) comply with the covenant described under
Section 5.1 of the Indenture (ii) make or consummate an Offer in accordance with the provisions of Section 4.10 of the Indenture or (iii) make or consummate a Change in Control Offer in accordance with the provisions of
Section 4.14 of the Indenture, (d) failure to comply with any of the agreements in the Securities or the Indenture (other than those referred to in subsection (a), (b) or (c) above), which continues for 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of Securities then outstanding a written notice specifying such failure, (e) Debt of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holder thereof because of a default, and the total amount of such Debt unpaid or accelerated exceeds $_________ , (f) any judgment or decree for the payment of money in excess of $__________ is rendered against the Company or a Subsidiary and is not discharged and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following such judgement during which such judgment or decree is not discharged, waived or the execution thereof stayed, (g) any Subsidiary Guarantee issued by any Guarantor Subsidiary ceases to be in full force and effect other than in accordance with its terms, or any Guarantor Subsidiary shall deny or disaffirm its obligations under its Subsidiary Guarantee, and (h) certain events in bankruptcy, insolvency or reorganization with respect to the Company or any Subsidiary.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

        15.     Trustee Dealings with the Company
                ---------------------------------

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

        16.     No Recourse Against Others
                --------------------------

        A director, officer, employee or stockholder, as such, of the Company, any Guarantor Subsidiary or the Trustee shall not have any liability for any obligations of the Company or any Guarantor Subsidiary under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration of the issue of the Securities.

        17.     Authentication
                --------------

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

        18.     Abbreviations
                -------------

        Customarily abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

        19.     CUSIP Numbers
                -------------

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers place thereon.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

        Clean Harbors, Inc.
        1200 Crown Colony Drive
        Quincy, Massachusetts  02169

        Attention:  Chief Financial Officer

- --------------------------------------------------------------------------------

                               ASSIGNMENT FORM

        To assign this Security, fill in the form below:

        I or we assign and transfer this Security to

                (Print or type assignee's name, address and zip code)

                (Insert assignee's soc. sec. or tax I.D. No.)

        and irrevocably appoint __________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------


Date:________________ Your Signature:___________________________________________


- --------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                     OPTION OF HOLDER TO ELECT PURCHASE


        If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box: [_]

        If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, state the amount: $_____________


Date:________________   Your Signature:________________________________________
                                (sign exactly as your name appears on the other side of the Security)


Signature Guarantee:____________________________________________________________
                        (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

              EXHIBIT B - FORM OF SUPPLEMENTAL INDENTURE TO BE
                 DELIVERED BY FUTURE GUARANTOR SUBSIDIARIES


        Supplemental Indenture (the "Supplemental Indenture"), dated as of _______________, between _______________ (the "Guarantor Subsidiary"), a subsidiary of [Clean Harbors, Inc. (or its successor), a Massachusetts corporation (the "Company")], [Applicable subsidiary] and _____________________, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                             W I T N E S S E T H

        WHEREAS, Clean Harbors Inc., a Massachusetts corporation has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July __, 1994, providing for the issuance of an aggregate principal amount of $75,000,000 of ____% Senior Notes due July __, 2004 (the "Securities");

        WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances the Company is required to cause any Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor Subsidiary shall unconditionally Guarantee all of the Company's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good an valuable consideration, the receipt of which is hereby acknowledged, the Guarantor Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

        1.      Capitalized Terms.  Capitalized terms used herein without
                -----------------
definition shall have the meanings assigned to them in the Indenture.

        2.      Agreement to Guarantee.  The Guarantor Subsidiary hereby
                ----------------------
agrees that its obligations to the Holder and the Trustee pursuant to this Subsidiary Guarantee shall be as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantor Subsidiaries, and reference is made to the Indenture for the precise terms of this Supplemental Indenture. The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantor Subsidiaries are incorporated herein by reference.

        3.      Execution and Delivery of Subsidiary Guarantees.
                -----------------------------------------------

                (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guarantor Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an Officer of such Guarantor Subsidiary on each Senior Note authenticated and delivered by the Trustee after the date hereof.

                (b) Notwithstanding the foregoing, the Guarantor Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

                (c) If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                (d) The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guarantor Subsidiary.

        6.      No Recourse Against Others. No past, present or future
                --------------------------
director, officer, employee, incorporator, or stockholder of the Guarantor Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor Subsidiary, as such, under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Senior Note waives and releases all such liability. The waiver and releases are part of the consideration for issuance of the Securities.

        7.      New York Law to Govern. The internal law of the State of New
                ----------------------
York shall govern and be used to construe this Supplemental Indenture and the Subsidiary Guarantee.

        8.      Counterparts. The parties may sign any number of copies of
                ------------
this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9.      Effect of Headings. The Section headings herein are for
                ------------------
convenience only and shall not affect the construction hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                  [Guarantor Subsidiary ]
      ----------------------------

                                            By:
                                               ---------------------------
                                                Name:
                                                Title:

Dated:
      ----------------------------      --------------------------------
                                        as Trustee



                                            By:
                                               --------------------------------
                                                Name:
                                                Title:

                       EXHIBIT C - FORM OF NOTATION ON
                SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE

        Each Guarantor Subsidiary set forth below and each Subsidiary of the Company which in accordance with Section 4.15 of the Indenture is required to Guarantee the obligations of the Company under the Securities upon execution of a counterpart of the Indenture, has jointly and severally, unconditionally and absolutely Guaranteed (i) the due and punctual payment of the principal of and interest on the Securities, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and of interest on the overdue principal of and interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Securities and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

        The obligations of each Guarantor Subsidiary to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are as expressly set forth in Article 10 of the Indenture and in such other provisions of the Indenture as are applicable to Guarantor Subsidiaries, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture and such other provisions of the Indenture as are applicable to Guarantor Subsidiaries are incorporated herein by reference.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor Subsidiary and its successors and assigns until full and final payment of all of the Company's obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment, not a Guarantee of collection.

        This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificates of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.


                                            By:
                                               -------------------------------
                                                Name:
                                                Title:




                                     C-2